Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 15, 2024, with respect to the consolidated financial statements of Bitcoin Depot Inc., included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Atlanta, Georgia

April 28, 2024